UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 19, 2009 Date of Earliest Event Reported: March 17, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32918 (Commission File Number)	84-1169517 (I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 17, 2009, Global Energy Holdings Group, Inc. (“we”, “us” or “our”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with 2020 Energy, LLC, an Arizona limited liability company (“2020 Energy”), pursuant to which we sold to 2020 Energy, in a private resale transaction, all of our 5,301,300 shares of common stock, par value $0.001 per share (the “Shares”) of New Generation Biofuels Holdings, Inc., a Florida corporation publicly traded under the symbol NGBF (“NGBF”).  Pursuant to the Purchase Agreement, we sold the shares to 2020 Energy for an aggregate purchase price of $583,143, or $0.11 per share.  2020 Energy deposited the purchase price into escrow, and the purchase price was released to us on March 18, 2009 upon physical delivery of the stock certificates representing the Shares, along with stock transfer powers evidencing the sale of the Shares, to the escrow agent.

Based on the number of shares of NGBF common stock reported to be outstanding in NGBF’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, the 5,301,300 shares of NGBF common stock sold by us to 2020 Energy constitutes approximately 27.7% of NGBF’s outstanding common stock.  We acquired a total of 5,850,000 shares of NGBF common stock in April 2006 in a series of transactions with NGBF and unrelated investors, and beginning in February 2008, we had been selling shares of NGBF in the market in reliance on Rule 144 promulgated under the Securities Act.  During 2008 we sold 548,700 shares of NGBF common stock in the market for aggregate gross proceeds of approximately $2,400,000.  After the sale by us to 2020 Energy of the Shares, we own no shares of stock of NGBF.

In addition to the sale and purchase of the Shares described above, under the Purchase Agreement, we agreed to assign to 2020 Energy all of our interest in and rights under that certain Amended and Restated Sublicense Agreement, dated as of June 15, 2006, between us and NGBF (the “Sublicense Agreement”), pursuant to which NGBF granted us a sublicense to certain technology and rights related to the manufacture of a vegetable oil based biodiesel product.  The assignment of the Sublicense Agreement, however, is conditioned on 2020 Energy obtaining the written consent of NGBF to the assignment.  If NGBF’s written consent to the assignment is not obtained, we are not obligated to complete the assignment under the Purchase Agreement, and a failure to obtain such written consent is not a breach by either party of its obligations under the Purchase Agreement.

More information regarding our investment in NGBF and the Sublicense Agreement can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which we filed with the Securities and Exchange Commission on March 31, 2008.

The Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein in its entirety by reference.  A copy of the press release we issued on March 19, 2009 to announce our entry into the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated March 17, 2009, between Global Energy Holdings Group, Inc. and 2020 Energy, LLC.

99.1	Press Release issued by Global Energy Holdings Group, Inc. on March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBAL ENERGY HOLDINGS GROUP, INC.

Date: March 19, 2009	By:	/s/ Romilos Papadopoulos
Romilos Papadopoulos
Chief Financial Officer